Exhibit 99.1

News Release | Feb. 12, 2021

Wells Fargo & Company Announces Increase in Maximum Tender Amount and Initial Results of Tender Offers by Its Wholly-Owned Subsidiary

SAN FRANCISCO – Feb. 12, 2021 – Wells Fargo & Company (NYSE: WFC) today announced an increase in the previously announced maximum tender amount from $4,500,000,000 to $6,400,000,000 (the “Maximum Tender Amount”) and the early tender results for its previously announced cash tender offers (the “Offers”) by Wells Fargo Securities, LLC (“Wells Fargo Securities”), an indirect wholly-owned subsidiary of Wells Fargo & Company, to purchase up to the Maximum Tender Amount of the 11 series of Wells Fargo & Company securities listed in the table below (each, a “Series of Securities,” and collectively, the “Securities”).

In addition to increasing the Maximum Tender Amount, Wells Fargo Securities has decided to eliminate the applicable Tender Cap (as defined below) for the 2.625% Notes due July 22, 2022 and the Floating Rate Notes due Jan. 24, 2023. All other terms of the Offers, as previously announced, remain unchanged. The Offers are being made pursuant to the offer to purchase dated Jan. 29, 2021 (the “Offer to Purchase”) and are limited to the Maximum Tender Amount, subject to the tender caps (the “Tender Caps”), as applicable, and the acceptance priority levels (the “Acceptance Priority Levels”), as set forth in the table below, as well as proration procedures, as applicable. Wells Fargo Securities refers investors to the Offer to Purchase for the complete terms of the Offers, as amended by this press release.

As of the previously announced early tender deadline of 5:00 p.m., New York City time, on Feb. 11, 2021 (the “Early Tender Deadline”), $8,347,255,000 aggregate principal amount of Securities had been validly tendered and not validly withdrawn. Withdrawal rights for the Securities expired at 5:00 p.m., New York City time, on Feb. 11, 2021. The table below sets forth the aggregate principal amount of Securities validly tendered and not validly withdrawn by the Early Tender Deadline. The final results of the Offers will not be available until after the Offers expire at 11:59 p.m., New York City time, on Feb. 26, 2021, unless extended or earlier terminated with respect to a Series of Securities (such date and time as the same may be extended, the “Expiration Date”).

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap (1)	Accept- ance Priority Level (2)	Fixed Price (3)	Fixed Spread (Basis Points) (3)	U.S. Treasury Reference Security	Bloomberg Reference Page	Principal Amount Tendered by Early Tender Deadline

Floating Rate Notes due July 26, 2021	949746SB8	$1,200,000,000	N/A	1	$1,004.86	N/A	N/A	N/A	$562,424,000

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3.069% Notes due Jan. 24, 2023	949746SK8	$3,750,000,000	N/A	2	N/A	+5 bps	0.125% U.S. Treasury Notes due Jan. 31, 2023	FIT1	$2,313,242,000

2.625% Notes due July 22, 2022	95000U2B8	$3,750,000,000	N/A	3	N/A	+0 bps	0.125% U.S. Treasury Notes due Jan. 31, 2023	FIT1	$2,047,517,000

Floating Rate Notes due Jan. 24, 2023	949746SL6	$1,250,000,000	N/A	4	$1,010.68	N/A	N/A	N/A	$680,169,000

3.50% Notes due March 8, 2022	94974BFC9	$2,500,000,000	$1,250,000,000	5	N/A	+7.5 bps	0.125% U.S. Treasury Notes due Jan. 31, 2023	FIT1	$929,522,000

Floating Rate Notes due May 24, 2021	949746RZ6	$150,000,000	$45,000,000	6	$1,002.30	N/A	N/A	N/A	$0

Floating Rate Notes due Aug. 10, 2021	949746SF9	$200,000,000	$60,000,000	7	$1,004.51	N/A	N/A	N/A	$0

Fixed-to- Floating Rate Notes due Oct. 30, 2025	95000U2H5	$3,000,000,000	$300,000,000	8	N/A	+65 bps	0.125% U.S. Treasury Notes due Jan. 15, 2024	FIT1	$395,164,000

3.30% Notes due Sept. 9, 2024	94974BGA2	$2,250,000,000	$225,000,000	9	N/A	+45 bps	0.125% U.S. Treasury Notes due Jan. 15, 2024	FIT1	$507,896,000

3.00% Notes due Feb. 19, 2025	94974BGH7	$2,500,000,000	$250,000,000	10	N/A	+45 bps	0.375% U.S. Treasury Notes due Jan. 31, 2026	FIT1	$521,367,000

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Floating Rate Notes due Oct. 31, 2023	949746SJ1	$2,000,000,000	$200,000,000	11	$1,017.38	N/A	N/A	N/A	$389,954,000
(1)	Each Tender Cap set forth in the table above, as applicable, represents the combined maximum aggregate principal amount of such Series of Securities that will be purchased pursuant to an Offer.
(2)

Subject to the Maximum Tender Amount, the Tender Caps (as applicable), and proration, the principal amount of each Series of Securities accepted for purchase in the Offers will be determined in accordance with the applicable Acceptance Priority Level.

(3)

Per $1,000 principal amount of Securities validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Offers on or prior to the Early Tender Deadline and includes the Early Tender Premium of $30 per $1,000 principal amount of each Series of Securities (the “Early Tender Premium”).

Because the aggregate principal amount of Securities validly tendered and not validly withdrawn already exceeds the Maximum Tender Amount, the Securities will be purchased in accordance with the Acceptance Priority Levels and the acceptance of certain Securities for purchase will trigger proration as described in the Offer to Purchase.

Wells Fargo Securities currently expects to accept for purchase 100% of the Securities validly tendered and not validly withdrawn for the Securities listed in the table above at Acceptance Priority Levels 1-4 and to accept Securities validly tendered and not validly withdrawn for the Securities listed in the table above at Acceptance Priority Level 5 on a pro rata basis. Wells Fargo Securities will determine the applicable proration factor as soon as practicable after the Expiration Date, and Wells Fargo & Company will announce the results of proration by press release. The principal amount of each Series of Securities listed in the table above at Acceptance Priority Levels 1-5 that are ultimately accepted for purchase will depend upon whether holders tender additional Securities after the Early Tender Deadline. Wells Fargo Securities does not expect to accept for purchase any of the Securities listed above at Acceptance Priority Levels 6-11. The Securities not accepted for purchase will be promptly credited after the Expiration Date to the account of the registered holder of such Securities with the Depository Trust Company.

The Floating Rate Notes due July 26, 2021; the Floating Rate Notes due Jan. 24, 2023; the Floating Rate Notes due May 24, 2021; the Floating Rate Notes due Aug. 10, 2021; and the Floating Rate Notes due Oct. 31, 2023 are referred to collectively as the “Fixed Price Securities.” The applicable total consideration offered per $1,000 principal amount of each series of Fixed Price Securities validly tendered by the Early Tender Deadline and accepted for purchase pursuant to the applicable Offer shall be the amount set forth in the table above under the heading “Fixed Price” for the corresponding Fixed Price Securities (the “Fixed Price Total Consideration”).

The 3.069% Notes due Jan. 24, 2023; the 2.625% Notes due July 22, 2022; the 3.50% Notes due March 8, 2022; the Fixed-to-Floating Rate Notes due Oct. 30, 2025; the 3.30% Notes due Sept. 9, 2024; and the 3.00% Notes due Feb. 19, 2025 are referred to collectively as the “Fixed Spread Securities.” The applicable consideration offered per $1,000 principal amount of each series of Fixed Spread Securities validly tendered and accepted for purchase pursuant to the applicable Offer shall be the “Fixed Spread Total Consideration” determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such series of Fixed Spread Securities, plus the applicable yield to maturity based on the bid-side price of the applicable U.S. Treasury Reference Security, as quoted on the applicable Bloomberg Reference Page, at 10:00 a.m., New York City time, on Feb. 12, 2021. In calculating the applicable Fixed Spread Total Consideration or Late Fixed Spread Tender Offer Consideration (as defined below) for a series of Fixed Spread Securities, the application of the par call date, if any, will be in accordance with standard market practice as described in the Offer to Purchase.

Holders of Securities that are validly tendered prior to the Early Tender Deadline and that are accepted for purchase will receive the Fixed Price Total Consideration or the Fixed Spread Total Consideration, as applicable, for Securities accepted for purchase. Such Total Consideration amount is inclusive of the applicable Early Tender Premium.

Holders of Securities that are validly tendered after the Early Tender Deadline, but before the Expiration Date, and that are accepted for purchase will receive only the applicable Total Consideration minus the applicable Early Tender Premium. The Fixed Price Total Consideration minus the Early Tender Premium is the “Late Fixed Price Tender Offer Consideration,” and the Fixed Spread Total Consideration minus the Early Tender Premium is referred to as the “Late Fixed Spread Tender Offer Consideration.” The Late Fixed Price Tender Offer Consideration and the Late Fixed Spread Tender Offer Consideration are referred to collectively as the “Late Tender Offer Consideration.”

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In addition, to the applicable Total Consideration or the applicable Late Tender Offer Consideration, holders whose Securities are purchased in the Offers will receive accrued and unpaid interest in respect of their purchased Securities from the last interest payment date for such Series of Securities to, but not including, the Settlement Date for such Series of Securities, payable on the Settlement Date. The Settlement Date is currently expected to be March 2, 2021.

Securities tendered may no longer be withdrawn, except where additional withdrawal rights are required by law. There are no guaranteed delivery procedures in respect of the Offers.

The Offers are conditioned upon the satisfaction of certain customary conditions described in the Offer to Purchase. The Offers are not conditioned upon the tender of any minimum principal amount of Securities. Subject to applicable law, Wells Fargo Securities may, in its sole discretion, waive any condition applicable to an Offer. Wells Fargo Securities may extend, terminate, withdraw, or otherwise amend an offer. Under certain conditions and as more fully described in the Offer to Purchase, Wells Fargo Securities may terminate an Offer before the Expiration Date.

The Offers are open to all registered holders of Securities. A beneficial owner of Securities that are held of record by a broker, dealer, commercial bank, trust company, or other nominee (each, a “Custodian”) must instruct such Custodian to tender such Securities on the beneficial owner’s behalf in a timely manner. Beneficial owners should be aware that a Custodian may establish its own earlier deadline for participation in an Offer.

D.F. King & Co., Inc. is serving as the tender agent and information agent. Requests for documents may be directed to D.F. King & Co., Inc. by telephone at 212-269-5550 (banks and brokers) or 1-877-283-0318 or email at wfc@dfking.com.

Questions regarding the Offers may be directed to Wells Fargo Securities at 704-410-4759 or collect at 1-866-309-6316 or email at liabilitymanagement@wellsfargo.com.

This press release is for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any Securities. The Offers are being made only pursuant to the Offer to Purchase. The Offers are not being made to holders of Securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction. None of Wells Fargo Securities, Wells Fargo & Company, the Tender Agent, the Information Agent, the trustee, the paying agent, or any of their respective affiliates or boards of directors makes any recommendation in connection with the Offers. Please refer to the Offer to Purchase for a description of terms, conditions, disclaimers, and other information applicable to the Offers.

About Wells Fargo

Wells Fargo & Company is a leading financial services company that has approximately $1.9 trillion in assets and proudly serves one in three U.S. households and more than 10% of all middle market companies in the U.S. We provide a diversified set of banking, investment, and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments: Consumer Banking and Lending, Commercial Banking, Corporate and Investment Banking, and Wealth and Investment Management. Wells Fargo ranked No. 30 on Fortune’s 2020 rankings of America’s largest corporations. In the communities we serve, the company focuses its social impact on building a sustainable, inclusive future for all by supporting housing affordability, small business growth, financial health, and a low-carbon economy.

Contact Information

Media

Ancel Martinez, 415-222-3858

ancel.martinez@wellsfargo.com

Investor Relations

Tanya Quinn, 415-396-7495

tanya.quinn@wellsfargo.com

News Release Category: WF-CF

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